SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of $1,500,000,000 in Senior Notes due 2021

On May 10, 2011, CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (together with CCO Holdings, the “Issuers”), indirect subsidiaries of Charter Communications, Inc. (the “Company”), completed the sale of $1,500,000,000 aggregate principal amount of 6.500% Senior Notes due 2021 (the “Notes”).  The Issuers’ payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.  The Notes were issued under the Indenture, dated May 10, 2011, by and among the Issuers, the Company, as Parent Guarantor party thereto, and The Bank of New York Mellon Trust Company, N.A. as trustee providing for the issuance and terms of the Notes, as amended by a supplemental indenture thereto dated May 10, 2011.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 above is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
5.1	Opinion of Kirkland & Ellis LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: May 10, 2011

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President-Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Kirkland & Ellis LLP.